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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2002
Date of Report (Date of earliest event reported)

CenterSpan Communications
(Exact Name of Registrant as Specified in Charter)

Oregon (State or Other Jurisdiction of Incorporation)	0-25520 (Commission File No.)	93-1040330 (IRS Employer Identification No.)

7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124-5839
(Address of principal executive offices, including Zip Code)

(503) 615-3200
(Registrant's telephone number, including area code)

Item 5.    Other Events

        On February 27, 2002, CenterSpan Communications Corporation ("CenterSpan") entered into a distribution agreement with Sony Music Entertainment Inc. ("Sony"). Under the terms of the agreement, Sony will make recordings available for CenterSpan to distribute digitally via its C-Star content delivery network to various C-Star service provider customers and their subscribers in the United States and Canada. CenterSpan agreed to issue to Sony 283,556 shares of its common stock and a warrant to purchase 189,037 additional shares of its common stock at an exercise price of $8.11 per share. CenterSpan also agreed to pay an initial content integration fee of $500,000 in connection with execution of the agreement and an additional content integration fee of $500,000 on September 1, 2002, as well as quarterly advance minimum service fees of $250,000 for four quarters beginning September 1, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSPAN COMMUNICATIONS CORPORATION

Dated: February 28, 2002	By	/s/ MARK B. CONAN Mark B. Conan Vice President of Finance and Administration

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Item 5. Other Events
SIGNATURE